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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          Years ended December 31,
                                                    1995            1996          1997
                                                  -------         -------       --------
HISTORICAL NET LOSS PER SHARE:
  Net loss                                        $(4,588)        $(7,778)      $(11,141)
                                                  =======         =======       ========
  Weighted average common shares
    outstanding                                     1,753           2,254          2,749

  Adjustments to reflect requirements
    of the Securities and Exchange
    Commission (Effect of SAB 83)                   5,206           5,206          5,206
                                                  -------         -------       --------
  Adjusted shares outstanding                       6,959           7,460          7,955
                                                  =======         =======       ========
  Historical net loss per share                   $ (0.66)        $ (1.04)      $  (1.40)
                                                  =======         =======       ========

                                                                 Years ended December 31,
                                                                   1996          1997
                                                                  -------       --------
PRO FORMA NET LOSS PER SHARE:
  Net loss                                                        $(7,778)      $(11,141)
                                                                  =======       ========
  Weighted average common shares outstanding                        2,254          2,749

  Effect of assumed conversion at original
    date of issuance of preferred shares,
    excluding 7,629 shares which are included
    in the Adjustments to reflect requirements
    of the Securities and Exchange Commission
    (Effect of SAB 83)                                              5,999          6,055

  Adjustments to reflect requirements of
    the Securities and Exchange Commission
    (Effect of SAB 83)                                              5,206          5,206
                                                                  -------       --------
  Adjusted shares outstanding                                      13,459         14,010
                                                                  =======       ========
  Pro forma net loss per share                                    $ (0.58)      $  (0.80)
                                                                  =======       ========